EXHIBIT 99.1

ContextLogic Inc. to Commence Trading on the OTC Markets and Delist from Nasdaq

OAKLAND—(BUSINESS WIRE)—May 30, 2025—ContextLogic Inc. (Nasdaq: LOGC) (“ContextLogic,” the “Company,” “we” or “our”) today announced its intention to voluntarily delist from The Nasdaq Global Market at the close of markets on June 2, 2025 and to begin trading on the OTCQB® Venture Market of the OTC Markets on June 3, 2025.

The Company is pleased to announce that the Company has been accepted for listing on the OTCQB® Venture Market of the OTC Markets (the “OTC Markets”) and that the Company’s Class A Common Stock, par value $0.0001 per share (the “Common Stock”) will commence trading on the OTC Markets on Tuesday, June 3, 2025 under the ticker symbol “LOGC”. Shareholders will not be required to exchange their share certificates or take any other action in connection with the OTC Markets listing as there will be no change in the trading symbol or CUSIP for the Common Stock.

The Company also announces that as a result of its listing on the OTC Markets, it intends to voluntarily delist its Common Stock from The Nasdaq Global Market (“Nasdaq”) and file a Form 25 with the U.S. Securities and Exchange Commission (“SEC”) on or about June 9, 2025. As a result, the Company anticipates that the delisting of its Common Stock from Nasdaq will become effective 10 days after the filing, unless otherwise directed by Nasdaq.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on March 28, 2025, the Company was notified by the Listing Qualifications Department (the “Staff”) of Nasdaq that the Staff believes the Company is a “public shell,” as that term is defined by Nasdaq under Nasdaq Listing Rule 5101, and therefore subject to delisting unless the Company requested a hearing before the Nasdaq Hearings Panel (the “Panel” and the notification from the Staff, (the “Notification”)). The Company disagreed with the Staff’s conclusion and timely requested a hearing before the Panel on April 1, 2025.

The hearing was held on May 8, 2025 at which the Company presented a comprehensive overview of its business and, more specifically, the Company’s efforts to maximize the value of its assets, including opportunities to invest in or acquire one or more operating businesses that provide opportunities for appreciation in value, and the Company requested the continued listing of its securities on Nasdaq.

After careful consideration, the Company’s Board of Directors (the “Board”) has unanimously determined it is in the overall best interests of the Company to delist its Common Stock from Nasdaq.

The decision was influenced by several factors, including the Company’s evaluation of its ability to continue maximizing the value of its assets while also considering the advantages of remaining listed on Nasdaq versus the regulatory requirements, the time management must dedicate to compliance and reporting, and the costs involved in maintaining the listing. The Company’s strategy, its operations, and its ability to grow its business will not change as a result of the listing transfer to the OTC Markets. The Company believes that the transition to the OTC Markets will save expenses and should allow for a continued orderly trading market for its Common Stock.

About ContextLogic Inc.

ContextLogic Inc. is a publicly traded company currently seeking to develop and grow a de novo business and finance potential future bolt-on acquisitions of assets or businesses that are complementary to its operations. For more information on ContextLogic, please visit ir.contextlogicinc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding ContextLogic’s financial outlook, the strategic alternatives considered by our Board of Directors, including the decisions taken thereto and alternatives for the use of the cash or cash equivalents, and other quotes of management. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “foresees,” “forecasts,” “guidance,” “intends” “goals,” “may,” “might,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “targets,” “will,” “would” or similar expressions and the negatives of those terms. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements include but are not limited to the expected timing and process for delisting the Common Stock from Nasdaq and listing on the OTC Markets. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on these and additional risks that could affect ContextLogic’s results is included in its filings with the SEC, including the Annual Report on Form 10-K for the year ended December 31, 2024, as amended by Amendment No. 1 to the Annual Report on Form 10K/A, the Quarterly Report on Form 10-Q for the period ended March 31, 2025 and other reports that ContextLogic files with the SEC from time to time, which could cause actual results to vary from expectations. Any forward-looking statement made by ContextLogic in this press release speaks only as of the day on which ContextLogic makes it. ContextLogic assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this press release.

Investor Relations:

Lucy Simon, CLI

ir@contextlogicinc.com